UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   X .

Filed by a Party other than the Registrant       .

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to ss. 240.14a-12

G/O BUSINESS SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid: _____________________________________________________________

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

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Date Filed:

G/O Business Solutions, Inc.

2202 Bluebonnet Drive

Richardson, Texas 75082

(469) 233-6258

March 24, 2009

To Our Shareholders:

You are cordially invited to attend the Special Meeting of Shareholders of G/O Business Solutions, Inc. to be held at the offices of Brewer & Pritchard PC, 3 Riverway, 18th Floor, Houston, Texas 77056, 11:00 A.M., Central Time, Tuesday, April 7, 2009.

Information about the Special Meeting, including matters on which shareholders will act, may be found in the notice of special meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Special Meeting, please complete, sign, date, and promptly return the accompanying proxy by mail or by fax to (972) 767-3370. Returning the proxy does NOT deprive you of your right to attend the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

/s/ Brian Rodriguez

Brian Rodriguez

President

G/O BUSINESS SOLUTIONS, INC

5075 Westheimer, Suite 975

Houston, Texas 77056

(469) 233-6258

__________________________________________________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

__________________________________________________________________

The Special Meeting of Shareholders of G/O Business Solutions, Inc. will be held at the offices of Brewer & Pritchard PC, 3 Riverway, 18th Floor, Houston, Texas 77056, 11:00 A.M., Central Time, Tuesday, April 7, 2009, for the following purposes:

1.

to approve the adoption of the Company’s 2009 Stock Option Plan (the “Plan”);

2.

to approve the proposal to change the Company’s state of incorporation from the State of Colorado to the State of Nevada (the “Reincorporation”);

3.

to approve the proposal to effect a reduction in the number of shares of Company common stock outstanding by causing the exchange of common shares in the Reincorporation at a ratio of 1-for-20, having the same effect as a 1-for-20 reverse stock split; and

4.

to approve the proposal increasing the authorized shares of Company common stock to 300,000,000 and the authorized shares of preferred stock to 10,000,000.

These business items are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned our common stock at the close of business on March 6, 2009, can vote at this meeting or any adjournments that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible by mail or by fax at (972) 767-3370. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

/s/ Brian Rodriguez

Brian Rodriguez

President

Dated: March 24, 2009

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE BY MAIL OR BY FAX AT (972) 767-3370 SO THAT YOUR SHARES WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE SPECIAL MEETING.

G/O BUSINESS SOLUTIONS, INC.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 3, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s board of directors (“Board of Directors”) for use at the Special Meeting of Shareholders to be held on April 7, 2009 at 11:00 A.M., Central Time (the “Special Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of shareholders. The Special Meeting will be held at the offices of Brewer & Pritchard PC, 3 Riverway, 18th Floor, Houston, Texas 77056. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about March __, 2009. The Board of Directors of G/O Business Solutions, Inc., a Colorado corporation, prepared this Proxy Statement for the purpose of soliciting proxies for our Special Meeting of Shareholders. When you see the term “we,” “our,” the “Company,” it refers to G/O Business Solutions, Inc. and its subsidiaries.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s president, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum; Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Special Meeting. Only shareholders of record at the close of business on March 6, 2009 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 22,200,937 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” the adoption of the Company’s 2009 Stock Option Plan, “FOR” the approval of the proposal to change the Company’s state of incorporation to the State of Nevada, “FOR” the proposal to effect a reduction in the number of shares of Company common stock outstanding by causing the exchange of common shares in the Reincorporation at a ratio of 1-for-20; and “FOR” the proposal increasing the authorized shares of Company common stock to 300,000,000 and the authorized shares of preferred stock to 10,000,000. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Special Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

The required quorum for the transaction of business at the Special Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Special Meeting, whether present in person or represented by proxy. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining. Shares of stock represented by “broker non-votes” (i.e., shares of stock held in record name by brokers or nominees) as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter, will be treated as present for purposes of determining a quorum.

Voting

Proposal 1. Approval of the Company’s 2009 Stock Option Plan requires the affirmative votes of holders of a majority of the shares of common stock issued and outstanding and present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Proposal 2. Approval of the proposal to change the Company’s state of incorporation from the State of Colorado to the State of Nevada requires the affirmative votes of holders of a majority of the shares of common stock issued and outstanding and present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Proposal 3. Approval of the proposal to effect a reduction in the number of shares of Company common stock outstanding by causing the exchange of common shares in the Reincorporation at a ratio of 1-for-20, having the same effect as a 1-for-20 reverse stock split, requires the affirmative votes of holders of a majority of the shares of common stock issued and outstanding and present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Proposal 4. Approval of the proposal to increase the authorized shares of Company common stock to 300,000,000 and the authorized shares of preferred stock to 10,000,000 requires the affirmative votes of holders of a majority of the shares of common stock issued and outstanding and present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Dissenter’s Rights

Holders of shares of the Company’s common stock who do not vote in favor of the Reincorporation or consent thereto in writing and who properly demand payment for their shares may be entitled to dissenters' rights in connection with the Reincorporation under Sections 7-113-101 though 7-113-302 of the Colorado Revised Statutes, as more fully described below. Except in connection with the Reincorporation, shareholders are not entitled to any rights of appraisal or dissenters rights with respect to the other matters to be acted upon at the Special Meeting.

Shareholder Proposals

In order for shareholder proposals intended to be presented at the next meeting of shareholders to be eligible for inclusion in the corporation's proxy statement and the form of proxy for such meeting, they must be received by the Corporation at its principal executive offices a reasonable time before the Company prints its proxy materials for the meeting. In addition, if the Corporation does not receive notice of a shareholder proposal within a reasonable time before the Corporation mails its proxy materials to the shareholders, then the proxies solicited by the Board of Directors may confer on the proxy committee discretionary authority to vote on the shareholder proposal. The Board of Directors has not determined when there will be another meeting of the shareholders.

PROPOSAL NUMBER 1 –ADOPTION OF THE 2009 STOCK OPTION PLAN

Background Information

The Board of Directors adopted the 2009 Stock Option Plan in March 2009. The purpose of the Plan is intended to advance the best interests of the Company, its affiliates and shareholders by providing key employees, officers, directors and consultants who have substantial responsibility for the management and growth of the Company and its affiliates with additional incentives and an opportunity to obtain or increase their proprietary interests in the Company, thereby encouraging them to continue in the employ of the Company or any of its affiliates.

The following is a summary of the Plan which is qualified in its entirety by the plan attached hereto as Annex A.

General Administration of the Plan

The Plan will be administered by the Company’s Compensation Committee, or if no Compensation Committee has been formed, then it shall mean the entire Board of Directors. The Committee will be authorized to grant to key employees and consultants of the Company awards in the form of stock options, stock appreciation rights, performance stock and shares of common stock.

It is intended that the Committee shall be comprised solely of at least two members who are both “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” as defined as a member who satisfies Section 162(m) of the Internal Revenue Code; provided, however, that until such time as two such directors are available to serve in such roles, the failure to meet this requirement shall not affect the validity of any grants under this Plan.

The Committee has authority to amend awards and to accelerate vesting and/or exercisability of awards, provided that it cannot amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option with a lower exercise price.

Eligibility

The Committee will select grantees from among the key employees, officers, directors and consultants of the Company and its subsidiaries. The eligible participants will be those who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company. No member of the Committee may receive any award under the Plan if to do so would cause the individual not be a “non-employee director” or “outside director.” The Board of Directors may designate one or more individuals who shall not be eligible to receive any award under the Plan.

Shares Subject to the Plan

Subject to adjustment as described below, a maximum of 4,000,000 shares of Company common stock (after giving effect to the Exchange, as defined in Proposal 3 below) may be issued under the Plan. If an award terminates or expires without shares of Company common stock being issued, then the shares that were subject to the award will again be available for grant. The shares may be authorized and unissued shares or treasury shares. In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Company’s common stock, the Committee shall make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.

Types of Awards Under the Plan

Stock Options

The Committee may grant awards in the form of options to purchase shares of the Company’s common stock. With regard to each such option, the Committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, and the exercise price per share of stock subject to the option; provided however, that the exercise price of any “Incentive Option” (as defined in the Plan) may not be less than the greater of (i) 100% of the fair market value of the shares of Company common stock on the date the option is granted, or (ii) the aggregate par value of the shares of stock on the date the option is granted. In the case of any 10% shareholder, the price at which shares of stock may be purchased under an Incentive Option shall not be less than 110% of the fair market value of the stock on the date of grant. The exercise price may, at the discretion of the Committee, be paid by a participant in cash, shares of Company common stock or a combination thereof. The period of any option shall be determined by the Committee, but no Incentive Option may be exercised later than 10 years after the date of grant. The aggregate fair market value, determined at the date of grant of the Incentive Option, of Company common stock for which an Incentive Option is exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation as provided in Section 422 of the Code. Unless expressly provided for in the option grant, an option shall terminate three months after severance of employment, other than for death or severance for disability. Upon death or severance for disability the option shall terminate on the earlier of the expiration date or six months after the death or disability.

Stock Appreciation Rights

The Plan also authorizes the Committee to grant SARs. Upon exercising a SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant unless otherwise determined by the Committee) and the fair market value of the Company common stock on the date of exercise. At the Committee’s discretion, payment of such amount may be made in cash, shares of Company common stock or a combination thereof. Each SAR granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR. No SAR may have a term of greater than 10 years. Unless expressly provided for in the SAR, a SAR shall terminate three months after severance of employment, other than for death or severance for disability. Upon death or severance for disability the SAR shall terminate on the earlier of the expiration date or six months after the death or disability.

Common Stock

Under the Plan, the Committee may award restricted or unrestricted shares of the Company’s common stock to eligible persons from time to time and subject to certain restrictions as determined by the Committee. The nature and extent of restrictions or vesting on such shares, the duration of such restrictions or vesting, and any circumstance which could cause the forfeiture of such shares shall be determined by the Committee. The Committee will also determine the effect of the termination of employment of a recipient of shares of common stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. The Committee may award shares of stock, without any cash payment for such shares or without any restrictions, to designated eligible persons for services rendered to the Company. The stock may be awarded at, above or below the fair market value on the date of grant. The designation of a stock award shall be made by the Committee in writing at any time after such eligible person has provided value to the Company (or within such period as permitted by IRS regulations). The Committee reserves the right to make adjustments in the amount of an award if in its discretion unforeseen events make such adjustment appropriate. The Company may award shares, without any cash payment for such shares without restrictions, to eligible persons for services rendered to the Company

Performance Shares

The Plan permits the Committee to grant awards of performance shares to eligible persons from time to time. These awards are contingent upon the achievement of certain performance goals established by the Committee.The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Committee. The Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period.

Change in Control

In order to preserve the rights of participants in the event of a Corporate Transaction (as defined in the Plan), an unexercised option may be accelerated, at the discretion of the Board of Directors, so that they shall immediately prior to the specified effective date for the Corporate Transaction become 100% vested and exercisable; provided however, that any unexercised option shall not accelerate if and to the extent such option is, in connection the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable award by the successor corporation. All outstanding options may be canceled by the Board of Directors as of the effective date of any Corporate Transaction. After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each eligible person may have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the stock was adjusted under the terms of the agreement of merger or consolidation. The Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

Amendment and Termination of the Plan

The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval, which (a) is required to be approved by shareholders to comply with applicable laws or rules, (b) materially increases the number of shares of Company common stock reserved for issuance under the Plan, (c) materially modifies the requirements to eligibility for participation in the Plan, or (d) would cause the Company to be unable to grant Incentive Options.

Federal Income Tax Consequences

Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards made under the Plan.

Exercise of Incentive Option and Subsequent Sale of Shares

A participant who is granted an Incentive Option does not realize taxable income at the time of the grant or at the time of exercise. If the participant makes no disposition of shares acquired pursuant to the exercise of an Incentive Option before the later of two years from the date of grant or one year from such date of exercise (“statutory holding period”) any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss). Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on such ordinary income. Finally, in addition to the ordinary income described above, the participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, and shall be long-term or short-term capital gain depending on the participant’s post-exercise holding period for such shares.

Special tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares, but generally it does not materially change the tax consequences described above. However, the exercise of an Incentive Option with shares which are, or have been, subject to an Incentive Option, before such shares have satisfied the statutory holding period, generally will result in the disqualifying disposition of the shares surrendered.

Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a nonqualified stock option. Accordingly, a participant must generally include as alternative minimum taxable income for the year in which an Incentive Option is exercised, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares. However, to the extent a participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A participant who is granted a nonqualified stock option does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of a nonqualified stock option, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-exercise holding period for such shares.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

A participant who has been granted an award of restricted stock does not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income. Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for such shares after their restrictions lapse.

Under Section 83(b) of the Code, a participant who receives an award of restricted stock may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock. Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending on the post-grant holding period of such shares. If, after making the election, a participant forfeits any shares of restricted stock, or sells restricted stock at a price below its fair market value on the date of grant, such participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

SARs, Performance Shares and Stock Awards

A participant who is granted a SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such participant.

A participant who has been awarded a performance share or a stock award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

The ordinary income recognized by a participant in connection with a SAR, performance share or a stock award is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

To the extent, if any, that shares are delivered to a participant in satisfaction of either the exercise of a SAR or the payment of a performance share or stock award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post- delivery holding period for such shares.

New Plan Benefits

Future grants and awards under the Plan, which may be made to Company executive officers, directors, consultants and other employees, are not presently determinable.

Information Regarding Options Granted

No grants and awards under the Plan have been made to Company executive officers, directors, consultants and other employees to date. If the shareholders approve the Plan, such grants and awards will be made at the discretion of the Compensation Committee or the Board of Directors in accordance with the compensation policies of the Compensation Committee.

Adoption of the Plan

In March 2009, our Board of Directors, believing it to be in the best interests of the Company, adopted the Plan.

Vote Required

Approving the Plan requires the vote of holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE PLAN.

PROPOSAL NUMBER 2 – APPROVAL TO CHANGE THE COMPANY’S STATE OF INCORPORATION FROM STATE OF COLORADO TO STATE OF NEVADA

The Board of Directors has approved and recommends to the shareholders a proposal to change the Company’s state of incorporation from the State of Colorado to the State of Nevada. If our shareholders approve the Reincorporation in Nevada, we will accomplish the Reincorporation by domesticating in Nevada as provided in the Nevada Revised Statutes (the “NRS”) and the Colorado Revised Statutes (the “CRS”). For the purposes of this Proposal 2, we sometimes refer to the Company as “G/O Business-Nevada” prior to the Reincorporation and “G/O Business -Nevada” after the Reincorporation.

Summary

The principal effects of the Reincorporation will be that:

•

The affairs of the Company will cease to be governed by Colorado corporation laws and will become subject to Nevada corporation laws.

•

The resulting Nevada corporation, G/O Business-Nevada, will continue with all of the rights, privileges and powers of G/O Business-Colorado, will possess all of the properties of G/O Business-Colorado, will continue with all of the debts, liabilities and obligations of G/O Business-Colorado and will continue with the same officers and directors of G/O Business-Colorado immediately prior to the Reincorporation, as more fully described below.

•

The name of the Company will change from G/O Business Solutions to Go Green Energy, Inc., as more fully described below.

General

The Company would effect the Reincorporation by entering into a plan of conversion, a draft copy of which is attached hereto as Annex B. Approval of the Reincorporation will constitute approval of the plan of conversion. At the effective time of the Reincorporation, which would occur only if a majority of the voting power represented in person or by proxy at the Special Meeting and entitled to vote on such matter vote in favor of the Reincorporation, the Company would file with the Colorado Secretary of State a statement of conversion, and would also file with the Nevada Secretary of State articles of conversion, the articles of incorporation that would govern the Company as a Nevada corporation, a draft copy of which is attached as Annex C. In addition, the Board of Directors of the Company would adopt bylaws for the resulting Nevada corporation, a draft copy of which is attached as Annex D. Approval of the Reincorporation will constitute approval of the Nevada articles of incorporation and Nevada bylaws.

Apart from being governed by the Nevada articles of incorporation, the Nevada bylaws and the NRS, for all other purposes, G/O Business-Nevada will be the same entity as G/O Business-Colorado immediately prior to the Reincorporation: G/O Business-Nevada will continue with all of the rights, privileges and powers of G/O Business-Colorado, it will possess all of the properties of G/O Business-Colorado, it will continue with all of the debts, liabilities and obligations of G/O Business-Colorado and it will continue with the same officers and directors of G/O Business-Colorado immediately prior to the Reincorporation.

After the Reincorporation, the Company will continue to be a publicly-held company and the shares of the Company's common stock will continue to be traded, without interruption, on the Over-The-Counter Bulletin Board (“OTCBB”). As a result of the Exchange (as described in Proposal 3 below), the Company’s common stock will trade under a new symbol, subject to our continued satisfaction of the OTCBB listing requirements. The Company will continue to file periodic reports and other documents with the Securities and Exchange Commission (the “SEC”) and provide to its shareholders the same type of information that it has previously filed and provided. After giving effect to the Exchange, shareholders who own shares of the Company’s common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares, and shareholders holding restricted shares of the Company’s common stock will continue to hold their shares subject to the same restrictions on transfer to which their shares are presently subject. In summary, the Reincorporation will not change the respective positions under federal securities laws of the Company or its shareholders.

Reasons for the Reincorporation

The Company’s Board of Directors believes that the change of domicile will give the Company a greater measure of flexibility and simplicity in corporate governance than is available under Colorado law and will increase the marketability of the Company's securities.

The State of Nevada is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. We believe that Nevada corporate law is more flexible than Colorado corporate law. We also believe that Nevada corporate law has a more substantive body of corporate law. For these reasons, the Company’s Board of Directors believes that the Company's business and affairs can be conducted to better advantage if the Company is able to operate under Nevada law. See “Comparison of Shareholders' Rights Before and After the Reincorporation.”

Reincorporation from Colorado to Nevada may also make it easier to attract future candidates willing to serve on the Company’s Board of Directors, because many such candidates are already familiar with Nevada corporate law, including provisions relating to director indemnification, from their past business experience.

In addition, in the opinion of the Board of Directors and the Company, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the NRS.

Changes as a Result of Reincorporation

The affairs of the Company will be subject to Nevada Corporate law, and existing contractual arrangements will continue as rights and obligations of the Company.

If the Reincorporation proposal is approved, the Reincorporation will effect a change in the legal domicile of the Company, and the affairs will cease to be governed by Colorado corporation laws and will become subject to Nevada corporation laws. There will also be additional changes of a legal nature, the most significant of which are described below in the section entitled “Comparison of Shareholders' Rights Before and After the Reincorporation.” The Reincorporation is not expected to affect any of the Company's material contracts with any third parties and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company as a Nevada corporation. The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company's offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation), or officers and directors of the Company.

The Company’s name will change from G/O Business Solutions, Inc. to Go Green Energy, Inc.

Our current Articles of Incorporation, as amended, provide that the name of the company is G/O Business Solutions, Inc. The change in our corporate name is being proposed in order to better reflect our future expected business strategy and the markets that we intend to pursue.

Effect of the Name Change

If the Reincorporation is approved, the name change will become effective as of the date of filing the reincorporation documents, with such date being referred to as the “effective time.” At the effective time, each certificate that bears the name “G/O Business Solutions, Inc.” will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of pre-Reincorporation shares. However, a shareholder will not be entitled to receive any dividends or distributions payable after the reincorporation documents are effective until that shareholder surrenders and exchanges his or her certificates.

The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time, a letter of transmittal will be sent to our shareholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-Reincorporation shares in exchange for certificates representing post-Reincorporation shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Direct registration accounts and any new stock certificates that are issued after the Reincorporation becomes effective will bear the name “Go Green Energy, Inc,” and will give effect to the Exchange. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Currently our common stock is quoted on the OTCBB under the symbol “GOBS.” If the proposed Reincorporation is approved, it is anticipated that the stock will trade under a new symbol. A new CUSIP number will also be assigned to the common stock following the Reincorporation.

Director Approval of the Name Change

In March 2009, our Board of Directors, believing it to be in the best interests of the Company, approved the proposal to change the name of the Company to Go Green Energy, Inc.

Mechanism for Reincorporation into Nevada

The process for reincorporating the Company from Colorado to Nevada calls for the statement of conversion to be filed with the Colorado Secretary of State and for the Nevada articles of incorporation and a articles of conversion to be filed with the Nevada Secretary of State at approximately the time desired for the Reincorporation to take effect.

The Plan of Conversion

The Reincorporation will be effected pursuant to the plan of conversion to be entered into by the Company. The plan of conversion provides that the Company will convert into a Nevada corporation, with all of the assets, rights, privileges and powers of G/O Business-Colorado, and all property owned by G/O Business-Colorado, all debts due to G/O Business-Colorado, as well as all other causes of action belonging to G/O Business-Colorado immediately prior to the conversion, remaining vested in G/O Business-Nevada following the conversion. G/O Business-Nevada will remain as the same entity following the conversion. The director and officer of G/O Business-Colorado immediately prior to the conversion will be the director and officer of G/O Business-Nevada.

At the effective time of the Reincorporation each share of G/O Business-Colorado common stock will automatically be converted into shares of common stock of the resulting Nevada corporation, giving effect to the Exchange, if approved. Following the effective time of the Reincorporation, any pre-Reincorporation shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-Reincorporation shares. Shareholders of the Company should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so by the transfer agent.

Effect of Vote for the Reincorporation

A vote in favor of the Reincorporation proposal is a vote to approve the plan of conversion and therefore the Reincorporation. A vote in favor of the Reincorporation proposal is also effectively a vote in favor of the Nevada certificate of incorporation, the Nevada bylaws, and the name change.

Effective Time

If the Reincorporation proposal is approved, the Reincorporation will become effective upon the filing of, and at the date and time specified in (as applicable), the statement of conversion filed with the Secretary of State of Colorado and the articles of conversion and the Nevada certificate of incorporation filed with the Secretary of State of Nevada, in each case upon acceptance thereof by the Colorado Secretary of State and the Nevada Secretary of State. If the Reincorporation proposal is approved, it is anticipated that the Company’s Board of Directors will cause the Reincorporation to be effected as soon as reasonably practicable. However, the Reincorporation may be delayed by the Company’s Board of Directors or the plan of conversion may be terminated and abandoned by action of the Company’s Board of Directors at any time prior to the effective time of the Reincorporation, whether before or after the approval by the Company’s shareholders, if the Company’s Board of Directors determines for any reason that the consummation of the Reincorporation should be delayed or would be inadvisable or not in the best interests of the Company and its shareholders, as the case may be.

Effect of Not Obtaining the Required Vote for Approval

If the Reincorporation proposal fails to obtain the requisite vote for approval, the Reincorporation will not be consummated and the Company will continue to be incorporated in Colorado, will be subject to the Company's existing articles of incorporation and bylaws, will not change its name to Go Green Energy, the Exchange pursuant to Proposal 3 will not be effected, and the Company will not increase its authorized shares of capital stock pursuant to Proposal 4.

Dissenter’s Rights

Any Company shareholder is entitled to be paid the fair value of its shares in accordance with Sections 7-113-101 through 7-113-302 of the Colorado Revised Statutes (“Colorado Dissent Statute”) if the shareholder dissents to the Reincorporation. A brief summary of the provisions of Colorado Dissent Statute are set forth below and the complete text of said sections is set forth in Annex E.

Once proposed, a corporate action that creates dissenters' rights is to be submitted to a vote of the shareholders, whether at a shareholders’ meeting or via shareholders’ written consent. The corporation is required to send notice to all shareholders informing them of the applicability of dissenters' rights, accompanied by all relevant provisions of the Colorado Dissent Statute relating to dissenters’ rights. The failure to properly give notice shall not bar a shareholder who was entitled to dissent from asserting those rights subsequent to the corporate action.

Following receipt of notice, shareholders exercising the right to dissent shall send written notice to the corporation before the vote is taken at the Special Meeting, expressing their intention to demand payment for their shares if the opposed corporate action is taken, and the objecting shareholders must refrain from voting their shares in favor of the action.  The shareholder must either vote against the action to be taken or abstain. If no direction is made, the shareholder’s proxy will be voted for the Reincorporation. Compliance with the foregoing is mandatory and if the shareholders fail to comply, they will be precluded from demanding payment for their shares if the opposed action is approved.

If the dissenting shareholder complies with the foregoing requirements, the shareholder may demand payment by sending such request in writing and depositing with the Company the shareholder's certificates for certificated shares. The shareholder maintains all rights as shareholder, except the right to transfer the shares, until such time as the opposed corporate action is taken. The demand for payment and the deposit of certificates is, with limited exceptions, irrevocable. A shareholder who wishes to exercise dissenters' rights should deliver his or her written demand to Brian Rodriguez, Chief Executive Officer, G/O Business Solutions, Inc., 2202 Bluebonnet Drive, Richardson, Texas 75082, within 30 days of receipt of this information statement. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under Colorado Dissent Statute.

Upon receipt of each demand for payment, G/O Business-Nevada, as the surviving corporation, will pay each dissenting shareholder the “fair value” of the shares. The fair value of the shares shall be determined as of the time immediately before the opposed corporate action becomes effective. If the dissenting shareholder is dissatisfied with the fair value of the shares fixed by the Company, the shareholder may reject in total the Company’s offer and send to the Company, in writing, an estimate of what such shareholder considers fair value, plus any interest due if: (i) the shareholder believes that the fair value offered is less than the fair value of the shares, or if the interest was miscalculated; or (ii) if the Company fails to make payment within 60 days from the final day that demands for payment would be received; or (iii) if the Colorado corporation, G/O Business-Colorado, does not take the action opposed by the shareholder and fails to return the deposited share certificates. A dissenting shareholder loses the right to demand payment if he fails to respond to the Company within 30 days of the day the Company made or offered payment for the dissenter's shares.

If the dissenting shareholders and the Company are unable to agree on the fair value of the shares, then the Company may commence a proceeding in the Colorado courts within 60 days after the receipt of the dissenter's notice of estimate of fair value and interest owed. If the Company does not commence such proceedings within the 60 day period, it must pay each dissenter the amount demanded. If the proceeding is properly commenced, the court will determine the fair value of the shares.

The foregoing is merely a summary of the dissenters' rights as provided within the Colorado Dissent Statute. Shareholders that are considering dissenting from the proposed action are strongly encouraged to seek outside independent counsel, because the rules are highly technical and there are many deadlines for notices and responses of which a dissenter must be aware in order to preserve all rights provided under the law. Failure to follow the procedures of the Colorado Dissent Statute may result in the loss of all dissenters' rights.

Comparison of Shareholders' Rights Before and After the Reincorporation

Because of differences between the CRS and the NRS, as well as differences between the Company’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company’s shareholders. Summarized below are the most significant provisions of the CRS and NRS, along with the differences between the rights of the shareholders of the Company before and after the Reincorporation that will result of the differences among the CRS and the NRS and the differences between G/O Business-Colorado’s articles of incorporation and bylaws and G/O Business-Nevada’s certificate of incorporation and bylaws. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the CRS, the NRS, G/O Business-Colorado’s articles of incorporation, G/O Business-Colorado’s bylaws and G/O Business-Nevada’s certificate of incorporation and G/O Business-Nevada’s bylaws. This summary is qualified in its entirety by reference to the full text of such documents and laws.

Corporate Name

Our current Articles of Incorporation, as amended, provide that the name of the company is G/O Business Solutions, Inc. The articles of incorporation of G/O Business-Nevada will provide that the name of the Company is Go Green Energy, Inc. The change in our corporate name is being proposed in order to better reflect our future expected business strategy and the markets that we intend to pursue.

Voting Rights With Respect To Extraordinary Corporate Transactions

The voting rights with respect to extraordinary corporate transaction under the NRS and CRS are substantially similar. Each requires an affirmative vote or consent of a majority of the holders of the outstanding shares to vote to approve mergers, consolidations, and sales, leases or exchanges of all or substantially all of the assets or property of a corporation. A summary of the relevant NRS and CRS provisions are as follows:

Nevada. Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that no vote of shareholders of the corporation surviving a merger is necessary if: (i) the merger does not amend or alter, in any way the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger; (iii) no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger along with the conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger; and, (iv) the number of participating shares outstanding immediately before the merger, plus the number of participating shares issuable as a result of the merger, either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

Colorado. Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation requires the approval of a majority of shareholders (unless the articles of incorporation, the bylaws or a resolution of the board of directors requires a greater number) holding issued shares of the corporation. No vote of the shareholders of the surviving corporation in a merger is required if: (i) the articles of incorporation of the surviving corporation will not be changed; (ii) Each shareholder of the surviving corporation whose shares were outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger; (iii) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than twenty percent the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than twenty percent the total number of participating shares outstanding immediately before the merger.

Shareholders’ Consent without a Meeting

Nevada. Unless otherwise provided in the articles of incorporation, action requiring the vote of shareholders may be taken without a meeting, without prior notice and without a vote, by the written consent of shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and acted.

Colorado. Any action requiring the vote of the shareholders may be taken without a meeting if all the shareholders entitled to vote consent to take the action in writing or if the articles of incorporation expressly provide that shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting consent to such action in writing. However, no action taken shall become effective until the corporation receives writings that describe and consent to the action being taken. Any such action taken shall have the same effect as any action taken at a meeting of shareholders. Under our Colorado charter documents, unanimous consent of the shareholders is required.

Special Meetings of Shareholders

Under both the NRS and the CRS, unless otherwise specified in the corporation’s articles or bylaws, only officers and directors of a corporation may call a special meeting of the shareholders. The Nevada bylaws permit a special meeting to be called at any time by a majority of the board of directors, the executive committee, the chairman of the board, the chief executive officer, or the president, or by vote of, or instrument in writing signed by at least twenty percent (20%) of the shareholders of the issued and outstanding capital stock of G/O Business-Nevada. Notice of said meeting must be given no fewer than 10 days and no more than 60 days prior to the date scheduled for the meeting. Our Colorado bylaws provide that a special meeting may be called upon call from the president or upon written demands from the holders of shares representing at least 25% of all votes entitled to be cast on any issue proposed to be considered at the special meeting.

A summary of the relevant NRS and CRS provisions are as follows:

Nevada. Unless otherwise provided in the articles of incorporation or bylaws, only the president or any two or more directors, acting in concert, may call for a special meeting. Unless otherwise specified by the articles of incorporation or bylaws, the special meeting need not be held in the state of incorporation, and notice of any meeting must be sent to shareholders indicating the purpose(s) for the meeting and the location of the meeting, and the notice must be signed by a officer or other person so authorized to sign on behalf of the corporation within the articles of incorporation or bylaws.

Colorado. Unless otherwise provided in the articles of incorporation or bylaws, a special meeting of shareholders shall be held by the corporation if called by the board of directors, the person or persons authorized by the bylaws to call a special meeting, or written demands from the holders of shares representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting. The corporation shall give notice of the date, time and place of the meeting no fewer than 10 and no more than 60 days before the meeting. Notice of a special meeting must include a description of the purposes for which the special meeting is called, and unless otherwise specified by the articles of incorporation or bylaws, the special meeting need not be held within the state of incorporation; however if there be no place specified in the articles of incorporation or bylaws, the meeting shall be held at the corporation's principal place of business.

Notice, Adjournment and Place of Shareholders’ Meetings

The notice provisions of the NRS and CRS are substantially similar. The NRS and the G/O Business-Nevada charter documents require that notice of shareholders' meetings be given between 10 and 60 days before a meeting unless the shareholders waive or reduce the notice period by unanimous consent in writing. The G/O Business-Colorado charter documents require that notice of shareholders' meetings be given between 10 and 50 days before a meeting unless the shareholders waive or reduce the notice period by unanimous consent in writing.

Directors

Nevada. The Nevada bylaws provide the number of members of the Nevada Board shall not be reduced to less than one (1) nor exceed ten (10), and may, at any time or times, be increased or decreased by a duly adopted amendment to the Nevada bylaws. A majority of the number of directors then in office constitutes a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

Colorado. The Colorado bylaws provide that the Board consists of not less than three (3), with no less than one (1) Class A director, or such number as shall be fixed from time to time by the Board of Directors. Currently, the Colorado Corporation has one director. A majority of the number of directors constitutes a quorum for the transaction of business. The Colorado Bylaws provide that a vacancy among the directors may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors in office, though less than a quorum.

Election and Removal of Directors

The provisions under the NRS, CRS, and the Company’s charter documents in both Colorado and Nevada are substantially similar in that they allow for the election and removal of directors by a majority of the shares of common stock entitled to vote at an election of directors. A summary of the relevant portions of the NRS, CRS, and our charter documents is as follows:

Nevada. The Nevada bylaws provide that the election of directors shall take place at an annual or special meeting of shareholders. Directors shall hold office for the terms specified in the bylaws and until their successors have been elected as provided in said bylaws. Vacancies on the board shall be filled only by a majority of the directors then in office, although less than a quorum. Our Nevada bylaws provide that one or more directors may be removed by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

Colorado. The Colorado bylaws provide that each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Under the CRS, the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause, and only if the number of votes cast in favor of removal exceeds the number of votes cast against removal at a meeting called for the purpose of removing the director. Vacancies on the board occurring by reason of the resignation or removal of director with or without cause shall be filled only by a majority of the directors then in office, although less than a quorum. Our Colorado bylaws permit a director to be removed with or without cause by the holders of a majority of the shares of common stock entitled to vote at an election of directors.

Quorum of Directors

The provisions under the NRS, CRS, and the Company’s charter documents in both Colorado and Nevada are substantially similar in that a majority of directors constitutes a quorum unless otherwise provided in the Company’s charter documents. A summary of the relevant NRS and CRS provisions and our charter documents is as follows:

Nevada. Unless a greater or lesser number is required for a quorum by the articles of incorporation or bylaws, a majority of the directors then in office, at a meeting duly assembled, shall constitute a quorum.

Colorado. A quorum of the board of directors consists of a majority of the fixed number of directors if the corporation has a fixed board size, or if the corporation's bylaws provide for a variable board size, a majority of the number of directors prescribed, or if no number is prescribed, the number in office. The corporation’s bylaws may provide that a quorum consists of a majority of the number of directors fixed, or no fewer than a majority of the number of directors fixed, or if no fixed number then no fewer than a majority of the number of directors in office immediately prior to the beginning of the meeting.

Directors’ Consent without a Meeting

The provisions under the NRS, CRS, and the Company’s charter documents in both Colorado and Nevada are substantially similar in that an action by the board can be taken by the board of directors upon written consent signed by all of the board of directors. A summary of the relevant NRS and CRS provisions and our charter documents is as follows:

Nevada. Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee. The G/O Business-Nevada bylaws do not change this statutory rule.

Colorado. Colorado law provides that, unless the bylaws require that the action be taken at a meeting, any action required or permitted by the Board of Directors may be taken without a meeting if all members of the board consent to such action in writing. The G/O Business-Colorado bylaws do not change this statutory rule.

Anti-Takeover Statutes

Nevada. Except under certain circumstances, Nevada law prohibits a “combination” between a corporation and an “interested shareholder” within three years of the shareholder becoming an “interested shareholder.” An “interested shareholder,” as defined under the NRS, is a person that, directly or indirectly, controls 10% or more of the outstanding voting stock, or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years. A “combination” includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 5% of the aggregate market value of the consolidated assets of the corporation or its outstanding stock, disposition of assets having an aggregate market value equal to 5% or more of the market value of all the outstanding shares of the corporation, or said assets represent 10% or more of the earning power or net income of the corporation. Additionally, certain other business combinations that would increase the interested shareholder’s proportionate share under the NRS are prohibited.

The following are considered to be authorized combinations: Generally, corporations may not engage in any combination with an interested shareholder of the resident domestic corporation after the expiration of 3 years after his date of acquiring shares, unless (1) a the combination is approved by the board of directors of the corporation before the interested shareholder's date of acquiring shares, the purchase of shares made by the interested shareholder on that date having been approved by the board of directors before that date, or (2) a combination approved by vote of the holders of stock representing a majority of the outstanding shares not beneficially owned by the interested shareholder proposing the combination, or any affiliate or associate of the interested shareholder proposing the combination, at a meeting called for that purpose no earlier than three years after the interested shareholder's date of acquiring shares.

In addition, Nevada Revised Statutes §§ 78.378 to 78.3793 inclusive (the “Control Share Acquisition Statute”) limits the rights of persons acquiring a controlling interest in a Nevada corporation with 200 or more shareholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation.

According to the Control Shares Acquisition Statute, an acquiring person who acquires a controlling interest, which is as little as one-fifth of the outstanding voting shares, may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special or annual meeting of the shareholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares. Additionally, if the disinterested shareholders do not allow full voting rights to the acquired shares or the notice is not sent to the shareholders pursuant to the statue, then the acquiring person may cause the corporation to redeem the acquired stock.

The effect of the control share acquisition statute is, generally, to require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement. The Control Share Acquisition Statute does not apply if the corporation opts-out of such provision in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

To the extent permitted under the laws of the state of Nevada, if Proposal 2 is approved by the Company’s shareholders, the Company will elect not to be governed by the Control Share Acquisition Statute, Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, and the articles of G/O Business - Nevada will expressly elect not to be governed by these provisions.

Colorado. Neither the CRS nor our Colorado charter documents provide guidance regarding anti-takeover provisions.

Amendments to Charter

The provisions of the NRS and CRS relating to amendments to a corporation’s charter documents are substantially similar. A summary of the relevant NRS and CRS provisions is as follows:

Nevada. Amendments to the articles of incorporation require that the board of directors adopt a resolution setting forth the proposed amendment and the purpose(s) thereof, declare the amendment’s advisability, and call for a general or special meeting. All shareholders are entitled to vote for the consideration of the proposed amendment. At the meeting held for said purpose and upon a canvassing of the shareholders, if it appears that the majority will affirm the amendment, the corporation's secretary shall file with the secretary of state a certificate setting forth the amendment. However, if the amendment proposes to change any preference or any relative or other right given to any class of security, then the amendment must be approved by the vote of the majority of the shareholders of each class of shares affected by the amendment regardless of the limitations or restrictions on the voting power of said classes of stock.

Colorado. Unless otherwise provided in the articles of incorporation, the board of directors may, under very limited circumstances, amend the articles without shareholder approval. Otherwise the board of directors or the holders of shares representing at least 10% of the all votes entitled to be cast may propose an amendment to the articles of incorporation. The board of directors shall either recommend to the shareholders the adoption of the board proposed amendment or recommend against or in favor of any proposed shareholder amendment. The amendment shall be duly voted upon and will be adopted if approved by an affirmative vote by a majority of shareholders.

Transactions with Officers and Directors

The provisions of the NRS and CRS relating to transactions with officers and directors are substantially similar. A summary of the relevant NRS and CRS provisions is as follows:

Nevada. Under the NRS, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if: (i) the financial interest is known to the board of directors or committee, and the board or committee approves, authorizes or ratifies the contract in good faith by a majority vote of the remaining directors without counting the interested director(s) vote; (ii) the material facts are disclosed to the shareholders, and they approve or ratify the transaction in good faith by a majority vote of all shareholders eligible to vote, including the interested directors’ or officers’ votes; or (iii) the contract is fair to the corporation at the time it is entered into. Board or committee approval must be by a majority of the disinterested directors, but interested directors may be counted for purposes of establishing the presence or absence of a quorum.

Colorado. Under the CRS, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if: (i) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (ii) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or (iii) the conflicting interest transaction is fair as to the corporation.

Limitation on Liability of Directors; Indemnification of Officers and Directors

Nevada. Nevada law provides that a corporation may adopt in its bylaws provisions eliminating or limiting the personal liability of an officer or director from any threatened civil, criminal, administrative or investigative action if adjudicated not liable for a knowing breach of fiduciary duty, fraud or other intentional misconduct or if the officer or director acted in good faith in the best interest of the corporation, or, with respect to a criminal action if the officer or director had no reasonable cause to believe that the conduct was unlawful. The Nevada articles eliminate the liability of directors of the corporation for monetary damages to the fullest extent permissible under Nevada law.

Article VIII of the Nevada articles requires G/O Business-Nevada to indemnify all such persons whom it has the power to indemnify to the fullest extent legally permissible by Nevada law. The Nevada bylaws permit G/O Business-Nevada to advance expenses to a director or officer, provided that the director or officer undertakes to repay amounts advanced if it is ultimately determined that such person is not entitled to indemnification, and subject to such other conditions as the Board of Directors may impose.

Indemnification rights under Nevada law are not exclusive. Accordingly, G/O Business-Nevada’s bylaws specifically permit G/O Business-Nevada to indemnify its directors, officers, employees and other agents pursuant to an agreement, bylaw provision, shareholder vote or vote of disinterested directors or otherwise, any or all of which may provide indemnification rights broader than those currently available under the Nevada indemnification statutes. Additionally, the Nevada charter documents provide that G/O Business-Nevada may purchase insurance on behalf of those persons entitled to be indemnified by the Company.

Colorado. The CRS provides the authority to limit liability against any director of the corporation made party to a proceeding because of their status as a director if: (i) the person acted in good faith; (ii) the person reasonably believed he was acting in his official capacity in the best interest of the corporation, or if not in his official capacity, the conduct was not opposed to the best interest of the corporation, and, in the case of any criminal proceeding, the person had no cause to believe the conduct was wrongful. However, a corporation may not limit liability in the following situations: (x) wherein a director is adjudicated liable to the corporation; or (y) wherein a director is found to have derived an improper personal benefit from the course of action, whether or not acting within his official capacity. The CRS provides that the indemnification provided must be limited to reasonable expenses incurred in connection with the proceedings.

The CRS requires that, unless limited by the articles of incorporation, a corporation shall indemnify any director who, because of his position as director, became a party to a proceeding wherein he prevailed on the merits or otherwise, against reasonable expenses incurred in connection with the proceeding.

Par Value

The par value of the Company’s common and preferred stock will not change as a result of the Reincorporation.

Vote Required

Approving the Reincorporation requires the vote of holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPSOAL TO CHANGE THE COMPANY’S STATE OF INCORPORATION FROM THE STATE OF COLORADO TO THE STATE OF NEVADA.

PROPOSAL NUMBER 3 – APPROVAL TO EFFECT A REDUCTION IN THE NUMBER OF SHARES OF COMPANY COMMON STOCK OUTSTANDING BY CAUSING THE EXCHANGE OF COMMON SHARES IN THE REINCORPORATION AT A RATIO OF 1-FOR-20

General

In March 2009, our Board of Directors, believing it to be in the best interests of the Company, approved the proposal to effect a reduction in the number of shares of Company common stock outstanding by causing the exchange of common shares in the Reincorporation at a ratio of 1-for-20 (“Exchange”), having the same effect as a 1-for-20 reverse stock split. The Exchange will be effective upon the filing of the reincorporation documents pursuant to Proposal 2, if approved. If Proposal 2 is not approved, then the Company will not effect a reduction in the number of shares of Company common stock outstanding.

The par value of the shares of our common stock will not be changed in connection with the Exchange. The Board of Directors determined that the availability of additional shares was necessary in order for the Company to consummate future financing transactions or business combinations. The availability of additional shares will also permit the Board of Directors to issue shares, or instruments convertible into or exercisable for such shares, for corporate purposes.

If approved, the Exchange will be realized simultaneously and at the same ratio for all shares of the common stock. All holders of common stock will be affected uniformly by the Exchange, which will have no effect on the proportionate holdings of any of our shareholders, except for possible changes due to the treatment of fractional shares resulting from the Exchange. In lieu of issuing fractional shares, the Company will round up in the event a shareholder would be entitled to receive less than one share of common stock. In addition, the Exchange will not affect any holder of our common stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of common stock will remain fully paid and non-assessable.

Reasons for the Exchange

The Company does not currently have any plans or arrangements to acquire any new specific business or company or to issue the additional shares of Company common stock authorized. The primary purpose for effecting the Exchange is to increase the trading price of our common stock and decrease the number of outstanding shares of our common stock so as to make our common stock more attractive to institutional investors, and facilitate investment in the Company, and create more credibility for the Company by having fewer shares with a higher trading share price.

The Company believes that the Exchange will provide better flexibility in acquiring operating businesses and raising additional capital in the future. Among other things, the Exchange will make available shares for future activities that are consistent with our growth strategy, including, without limitation, completing financings, establishing strategic relationships, and acquiring or investing in complementary businesses or products.

In determining to recommend the Exchange, and in light of the foregoing, our Board of Directors considered, among other things, that a sustained higher per share price of our common stock, which should result from the Exchange, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company. Our Board of Directors has determined that investors who would otherwise be potential investors in our common stock would prefer to invest in shares that trade in a price range higher than the range in which our common stock currently trades.

In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board of Directors believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of the Exchange, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of our common stock.

Principal Effects of the Exchange

The Exchange will affect all holders of our common stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our common stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Exchange, as described below. The par value of the Company’s common stock will not change and will remain at $0.01.

The following table sets forth the approximate percentage reduction in the outstanding shares of the Company’s common stock and the approximate number of shares of the Company’s common stock that would be outstanding as a result of the Exchange, giving effect to the increase in the Company’s capital stock as described in Proposal 4:

	Prior to Reincorporation	After Reincorporation
Number of shares of Common Stock:
Authorized	50,000,000	300,000,000
Outstanding	22,200,937	1,116,047
Reserved for issuance	-	-
Available for future issuance	27,799,063	298,883,953
Number of shares of Preferred Stock:
Authorized	5,000,000	10,000,000
Outstanding	-	-
Reserved for issuance	-	-
Available for future issuance	5,000,000	10,000,000

Shareholders should recognize that they will own a fewer number of shares than they currently own as a result of the Exchange (a number equal to the number of shares owned immediately prior to the Exchange divided by twenty). While we expect that the Exchange will result in an increase in the per share price of our common stock, the Exchange may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar exchanges for companies in similar circumstances is varied.

Once the Exchange is effected and should the per share price of our common stock decline, as a result of the Exchange, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would have occurred in a one-for-one exchange. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding as a result of the Exchange.

In addition, the Exchange will likely increase the number of shareholders who own “odd lots” (stockholdings in amounts of less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the Exchange may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the Exchange.

Finally, the number of authorized but unissued shares of our common stock relative to the number of issued shares of our common stock will be increased. This increased number of authorized but unissued shares of our common stock could be issued by the Board of Directors without further shareholder approval, which could result in dilution to the holders of our common stock.

The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. However, the Exchange has not been authorized in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company. The Company’s Articles of Incorporation do not currently contain provisions having an anti-takeover effect. Other than as disclosed in this Proxy Statement, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.

Exchange Act Matters

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. If the Reincorporation is implemented, it will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder. Our common stock is currently traded, and following the Exchange will continue to be traded, on the OTCBB. However, as a result of the Exchange, our common stock will be traded under a new symbol, subject to our continued satisfaction of the OTCBB listing requirements, which we will request once the Exchange is complete. Note, however, that as a result of the Exchange, the CUSIP number for our common stock will also change and will be reflected on new certificates issued by the Company and in electronic entry systems.

Accounting Matters

The Exchange will not affect total shareholders’ equity on our balance sheet. As a result of the Exchange, the stated capital component attributable to our common stock will be reduced to an amount equal to one-twentieth of its present amount and the additional paid-in capital component will be increased by the amount by which the stated capital component is reduced. The per share net loss and net book value per share of our common stock will be increased as a result of the Exchange because there will be fewer shares of our common stock outstanding.

Procedure for Effecting the Exchange

If approved, the Exchange will become effective as of the date of filing the reincorporation documents, with such date being referred to as the “effective time.” At the effective time, each lot of twenty shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our shareholders, be combined into and become one share of common stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-Reincorporation shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-Reincorporation shares. However, a shareholder will not be entitled to receive any dividends or distributions payable after the reincorporation documents are effective until that shareholder surrenders and exchanges his or her certificates.

The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time, a letter of transmittal will be sent to our shareholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-Reincorporation shares in exchange for certificates representing pre-Reincorporation shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Direct registration accounts and any new stock certificates that are issued after the Reincorporation becomes effective will bear the name “Go Green Energy, Inc,” and will give effect to the Exchange. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Currently our common stock is quoted on the OTCBB under the symbol “GOBS.” If the proposed Reincorporation is approved, it is anticipated that the stock will trade under a new symbol. A new CUSIP number will also be assigned to the common stock following the Reincorporation.

Vote Required

Approving the Exchange requires the vote of holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Effect of Not Obtaining the Required Vote for Approval

The implementation of the Exchange is contingent upon the approval of the Reincorporation pursuant to Proposal 2. If the Reincorporation is not approved, the Company will not implement the Exchange, and will not effect a reduction in the number of shares of Company common stock outstanding. If the Reincorporation is approved, but the Exchange proposal is not approved, each shareholder will be required to exchange upon the consummation of the Reincorporation, one (1) share of G/O Business-Colorado common stock for one (1) share of G/O Business-Nevada common stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO EFFECT A REDUCTION IN THE NUMBER OF SHARES OF COMPANY COMMON STOCK OUTSTANDING BY CAUSING THE EXCHANGE OF COMMON SHARES IN THE REINCORPORATION AT A RATIO OF 1-FOR-20.

PROPOSAL NUMBER 4 – INCREASE IN THE AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK TO 300,000,000 AND THE AUTHORIZED SHARES OF PREFERRED STOCK TO 10,000,000

General

In March 2009, our Board of Directors, believing it to be in the best interests of the Company, approved the proposed increase in the authorized shares of the Company’s common stock to 300,000,000 and the authorized shares of preferred stock to 10,000,000. The G/O Business-Colorado Articles of Incorporation, as currently in effect, authorizes the Company to issue up to 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. If this Proposal 4 is approved, the G/O Business-Nevada Articles of Incorporation will authorize the Company to issue 300,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

The Board of Directors believes that it is in the Company's and the Company's shareholders' best interests to increase the availability of additional authorized but unissued capital stock to provide the Company with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock.

Reasons for the Increase

The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purposes. The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed. Neither the G/O Business-Nevada articles nor the NRS affords the Company’s shareholders preemptive rights to subscribe to additional securities which may be issued by the Company, which means that shareholders will not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company's stock.

Effects of the Increase

The number of authorized but unissued shares of our common stock relative to the number of issued shares of our common stock will be increased. This increased number of authorized but unissued shares of our common stock could be issued by the Board of Directors without further shareholder approval, which could result in dilution to the holders of our common stock.

The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. However, the increase in authorized capital stock has not been authorized in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company. The Company’s Articles of Incorporation do not currently contain provisions having an anti-takeover effect. Other than as disclosed in this Proxy Statement, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.

Vote Required

Approving the increase in the authorized shares of Company common stock requires the vote of holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Effect of Not Obtaining the Required Vote for Approval

The implementation of the increase in the authorized shares of Company common stock is contingent upon the approval of the Reincorporation pursuant to Proposal 2. If the Reincorporation is not approved, the Company will not implement the increase in the authorized shares of Company common stock. If the Reincorporation is approved, but this proposal 4 is not approved, then the Company will be authorized to up to 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share under the G/O Business-Nevada Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF COMPANY COMMON STOCK TO 300,000,000 AND THE AUTHORIZED PREFERRED STOCK TO 10,000,000.

SIGNIFICANT STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 6, 2009 (i) by each person who is known by us to beneficially own more than 5% of our common stock, (ii) by each of our officers and directors, and (iii) by all of our officers and directors as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest. As of March 6, 2009, there were 22,200,937 shares of common stock outstanding.

Name and Address of Owner	Number of Shares Owned	Percentage of Class
John Thomas Bridge & Opportunity Fund, L.P. (1)	18,404,382	82.90%

Named Executive Officers and Directors:
Brian Rodriguez(2)	588,217	2.65%
All Officers and Directors as a Group (1 person)	588,217	2.65%

(1)

The address for John Thomas Bridge & Opportunity Fund, L.P. (“Fund”) is 3 Riverway, Suite 1800, Houston, Texas 77056. The Fund is a limited partnership, and the John Thomas Capital Management Group, LLC is the general partner of the Fund (“GP”). George Jarkesy is the managing member of the GP. Mr. Jarkesy and the GP may be deemed to have beneficial ownership of the securities reported herein.

(2)

Address is 2202 Bluebonnet Drive, Richardson, Texas 75082.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names of all current directors and executive officers of our Company. These persons will serve until the next annual meeting of stockholders or until their successors are elected or appointed and qualified, or their prior resignation or termination.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation(1)
Brian E. Rodriguez	President Treasurer Secretary Director	01/06 01/06 01/06 01/06	N/A N/A N/A N/A

(1) Mr. Rodriguez presently serves in the capacities indicated.

Transactions with Related Persons

As of December 31, 2008, we owed George Jarkesy $5,000, plus $1,745 in accrued interest. In addition, $11,902 in expenses had been paid by Mr. Jarkesy on behalf of the Company, representing an advance from shareholder. Mr. Jarkesy is the fund manager of the John Thomas Bridge & Opportunity Fund, the majority shareholder of the Company.

As of December 31, 2008, we had issued four promissory notes to John Thomas Bridge & Opportunity Fund, LP, our majority shareholder, pursuant to which the Company borrowed an aggregate of $45,000. The notes bear interest at 8% and are due on December 31, 2008. There was $2,499 accrued interest at December 31, 2008 related to those notes.

EXECUTIVE COMPENSATION

The following table contains compensation data for our named executive officer as of December 31, 2008. This individual is considered a “named executive officer” as defined in Item 402(a) of Regulation S-B.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Other Compensation ($)	Total ($)
Brian Rodriguez(1)	2008	-0-	-0-	-0-	$114,750(2)	$114,750
	2007	$7,692	-0-	-0-	-0-	$7,692

(1)

Mr. Rodriguez serves as President, Treasurer, Secretary, and Director of the Company. In addition to the compensation set forth above, in March 2009 Mr. Rodriguez received an additional 225,000 shares of our common stock as consideration for serving as a director and executive officer.

(2)

In February 2008, Brian Rodriguez received 225,000 shares of our common stock as consideration for serving as a director and executive officer.

Outstanding Equity Awards at Fiscal Year-End Table

No options have been issued to our executive officer.

Director Compensation

Our director is not compensated for any services provided as a director; however, Mr. Rodriguez is entitled to be reimbursed for expenses incurred for attendance at meetings of the board.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Our Executive Compensation Program

Our Board of Directors has the responsibility for establishing and reviewing the Company’s compensation philosophy and objectives as we do not maintain a compensation committee. As we grow, the overall objectives of our compensation program for our executive officers are to attract and retain highly qualified executives committed to our success and our mission, to motivate our executives to build and grow our business, to reward loyalty and to incentivize our officers during both periods of growth, as well as uncertainty, and to align the interests of our executives with the interests of our shareholders. Ultimately, the goal is to provide our executive officers with appropriate annual and longer-term compensation, both equity and non-equity based, to incentivize these officers and align their interests with those of our shareholders. The board of directors has not established a formula for allocating between cash and non-cash compensation.

As we grow, the general philosophy of our executive compensation program will be to align executive compensation with the Company’s business objectives and the long-term interests of our shareholders. To that end, we believe that executive compensation packages provided by the Company should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, the Company strives to provide compensation that is competitive with other software development companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities.

Elements of Executive Compensation

Although the Board of Directors has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we plan to maintain a strong link between executive incentives and the creation of shareholder value. Therefore, the Company plans to incentive compensation in the form of stock options rather than base salary.

Executive compensation consists of the following elements:

Base Salary. Base salaries for our executives will generally be established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, we will review each executive’s:

•

historical pay levels;

•

past performance; and

•

expected future contributions.

We do not use any particular indices or formulae to arrive at each executive’s recommended pay level.

Equity Awards. Upon approval of the Plan, we anticipate using long-term incentives in the form of stock options. We believe that stock options are instrumental in aligning the long-term interests of the Company’s employees and executive officers with those of the shareholders because such individuals realize gains only if the stock price increases. Stock options also help to balance the overall executive compensation program, with base salary providing short-term compensation and stock options rewarding executives for long-term increases in shareholder value. We anticipate basing such awards upon a review and assessment of:

•

competitive compensation data;

•

individual performance;

•

each executive’s existing long-term incentives; and

•

retention considerations.

The Company may also issue shares of our restricted common stock to our employees and executive officers. In February 2008, an aggregate 225,000 shares of restricted Company common stock were issued to our Brian Rodriguez as consideration for serving as a director and executive officer.

Stock Ownership Guidelines. The Company has not established any formal policies or guidelines addressing expected levels of stock ownership by the named executive officers or for other executive officers.

Report of the Compensation Committee

The Board of Directors serves as the compensation committee and Mr. Rodriguez is the sole director. The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by Brian Rodriguez, sole director

Compensation Committee Interlocks and Insider Participation

The board serves as the Company’s Compensation Committee. Brian Rodriguez did not serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s board of directors or Compensation Committee. No member of the Company’s board of directors is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $.01. As of March 6, 2009, there were 22,200,937 shares of common stock outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Our Colorado bylaws state that the election of directors requires a plurality of votes cast by our shareholders. All other actions by our shareholders require a majority of votes cast. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

The transfer agent of our common stock is American Registrar & Transfer Co., 342 East 900 South, Salt Lake City, UT 84111.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.01. As of March 6, 2009, no shares of preferred stock are issued and outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Colorado. We do not have any present plans to issue any shares of preferred stock.

Options, Warrants, and Convertible Securities

As of March 6, 2009, we have not issued any options, warrants, or convertible securities.

OTHER MATTERS

The Board knows of no other business to come before the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

Record Date

Our board of directors has fixed the close of business on March 6, 2009, as the record date for the determination of shareholders who are entitled to receive this information statement. There were 22,200,937 shares of our common stock issued and outstanding on the Record Date.

Incorporation by Reference

This Proxy Statement incorporates by reference the following documents that we have previously filed with the SEC. They contain important information about the Company and its financial condition.

•

Our Annual Report on Form 10-KSB/A for the year ended December 31, 2007.

•

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

•

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

•

Our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2008.

We also incorporate by reference any additional documents that we may file with the Commission under Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act between the date of this Proxy Statement and the date of the Special Meeting. The Company will provide upon written or oral request and without charge to each shareholder receiving this Proxy Statement a copy of (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and (ii) its Quarterly Reports for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008 respectively, each filed with the SEC. Such requests should be made to G/O Business Solutions, Inc., 2202 Bluebonnet Drive Richardson, Texas 75082, telephone (469) 233-6258.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act and in accordance with the Exchange Act, we file periodic reports, such as our annual report, and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Brian Rodriguez

President

March 24, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY BY MAIL OR BY FAX AT (972) 767-3370. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

FORM OF PROXY

G/O BUSINESS SOLUTIONS, INC.

SPECIAL MEETING OF SHAREHOLDERS

April 7, 2009

G/O BUSINESS SOLUTIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of G/O Business Solutions, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and appoints Brian Rodriguez with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Special Meeting of Shareholders of the Company to the held at 11:00 A.M., Central Time, Tuesday, April 7, 2009, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ADOPTION OF THE COMPANY’S 2009 STOCK OPTION PLAN, FOR THE PROPOSAL TO CHANGE THE COMPANY’S STATE OF INCORPORATION FROM THE STATE OF COLORADO TO THE STATE OF NEVADA, FOR THE PROPOSAL TO EFFECT A REDUCTION IN THEN NUMBER OF SHARES OF COMPANY COMMON STOCK OUTSTANDING BY CAUSING THE EXCHANGE OF COMMON SHARES IN THE REINCORPORATION AT A RATIO OF 1-FOR-20, FOR THE PROPOSAL INCREASING THE AUTHORIZED SHARES OF COMPANY COMMON STOCK TO 300,000,000 AND THE AUTHORIZED SHARES OF PREFERRED STOCK TO 10,000,000, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY THE DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD BY MAIL OR BY FAX TO (972) 767-3370.

1.

To approve the adoption of the Company’s 2009 Stock Option Plan.

For	Against	Abstain
.	.	.

2.

To approve the proposal to change the Company’s state of incorporation from the State of Colorado to the State of Nevada.

For	Against	Abstain
.	.	.

3.

To approve the proposal to effect a reduction in the number of shares of Company common stock outstanding by causing the exchange of common shares in the Reincorporation at a ratio of 1-for-20.

For	Against	Abstain
.	.	.

4.

To approve the proposal increasing the authorized shares of Company common stock to 300,000,000 and the authorized shares of preferred stock to 10,000,000.

For	Against	Abstain
.	.	.

TO VOTE YOUR PROXY BY FAX:

Mark your vote, sign and date this proxy and fax to: (972) 767-3370.

DATED:
[Signature]

[Signature if jointly held]

[Printed Name]